A special meeting of the fund's shareholders was held on May 17, 2006. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
Albert R. Gamper, Jr.
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
Robert M. Gates
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
George H. Heilmeier
Affirmative	133,289,375.00	96.950
Withheld	4,192,894.53	3.050
TOTAL	137,482,269.53	100.000
Edward C. Johnson 3d
Affirmative	133,289,375.00	96.950
Withheld	4,192,894.53	3.050
TOTAL	137,482,269.53	100.000
Stephen P. Jonas
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
James H. KeyesB
Affirmative	133,335,516.45	96.984
Withheld	4,146,753.08	3.016
TOTAL	137,482,269.53	100.000
Marie L. Knowles
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
Ned C. Lautenbach
Affirmative	132,444,471.98	96.336
Withheld	5,037,797.55	3.664
TOTAL	137,482,269.53	100.000
William O. McCoy
Affirmative	133,289,375.00	96.950
Withheld	4,192,894.53	3.050
TOTAL	137,482,269.53	100.000
Robert L. Reynolds
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
Cornelia M. Small
Affirmative	133,467,492.45	97.080
Withheld	4,014,777.08	2.920
TOTAL	137,482,269.53	100.000
William S. Stavropoulos
Affirmative	133,289,375.00	96.950
Withheld	4,192,894.53	3.050
TOTAL	137,482,269.53	100.000
Kenneth L. Wolfe
Affirmative	133,289,375.00	96.950
Withheld	4,192,894.53	3.050
TOTAL	137,482,269.53	100.000
PROPOSAL 2
To approve an amended management contract for the fundA
	# of Votes	% of Votes
Affirmative	126,245,976.89	91.827
Against	7,660,834.92	5.572
Abstain	2,292,357.72	1.668
Broker Non-Votes	1,283,100.00	0.933
TOTAL	137,482,269.53	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.